EXHIBIT 99.1

                                             For additional information contact:
                                                         Leslie J. Richardson at
                                                          MCC Financial Services
                                                               310-453-4667 x239

For Immediate Release



      A4S Security, Inc., Developer and Distributor of ShiftWatch(R) Video
                  Surveillance Solutions, Announces Pricing of
                             Initial Public Offering

Loveland, CO -- July 22, 2005 -- A4S Security, Inc. (NASDAQ SC and ArcaEx:
SWATU) ("A4S"), a provider of leading mobile digital video surveillance solutions for public transportation and law enforcement, announced today the completion of its initial public offering of Units of its securities consisting of 1,200,000 shares of its common stock and 1,200,000 common stock purchase warrants, priced at $6.00 per Unit. The company has listed on both the Nasdaq Small Cap Market and ArcaEx.

Copies of the prospectus relating to the offering may be obtained from Newbridge Securities Corporation by written request to 1451 West Cypress Creek Road, Suite 204, Ft. Lauderdale, FL 33309.


About A4S Security, Inc.

A4S Security, Inc, headquartered in Loveland, Colorado, develops and distributes high resolution, full motion mobile digital video surveillance systems for use in public transportation and law enforcement.

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This press release includes "forward looking statements" as defined by the
Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including achieving substantial increases in sales of the Company's products, technological developments, and adverse changes in market conditions. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.




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